Exhibit 32.1



                                WRITTEN STATEMENT
                                       OF
               CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

     The undersigned hereby certify that, to the best of the knowledge of the undersigned, the Annual Report on Form 10-K for the fiscal year ended June 30, 2005 filed by PHC, Inc. with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.



Date:  September 28, 2005                By:   /s/  Bruce A. Shear
                                                   Bruce A. Shear, President
                                                   and Chief Executive Officer

Date:  September 28, 2005                By:   /s/  Paula C. Wurts
                                                   Paula C. Wurts, Controller
                                                   and Chief Financial Officer




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